UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2017

EARTH SCIENCE TECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55000	45-4267181
(Commission File Number)	(IRS Employer Identification No.)

8000 NW 31st Street, Suite 19 Doral, FL	33122
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (305) 615-2118

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Services Agreement for Lab Verifications of New Products

On November 14, 2017, the Registrant, through Canna Inno Laboratories, Inc., entered into a services agreement with TransBIOTech, a member of Quebec Innove. More information about TransBIOTech and Quebec Innove can be found here: http://www.tbt.qc.ca/en/ , https://www.quebecinnove.com.

Pursuant to the agreement, TransBIOTech will test the biological activity of the Registrant’s new nutraceutical products in vitro, and then in vivo. Management believes TransBIOTech has the requisite experience in analytic chemistry to confirm that the Registrant is offering a stable product of very high quality.

Management believes TransBiotech can analyze and test ETST’s nutraceuticals and functional foods by employing chemistry analysis, based on the measurement of antioxidant capacity (ORAC), analysis of polyphenols, flavonoids, and fatty acid profiles (including omega-3, omega-6, EPA, DHA), amino acids, monosaccharides, and others.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Services Agreement between the Registrant and Trans Biotech dated November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: November 15, 2017	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue
President and COO